                   SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934
                        (Amendment No.  )


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted
     Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                     TJ INTERNATIONAL, INC.
_________________________________________________________________
        (Name of Registrant as Specified in Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction

        applies:
        __________________________________________________

     2) Aggregate number of securities to which transaction

        applies:
        __________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        __________________________________________________

     4) Proposed maximum aggregate value of transaction:
        _______________________________________________________

     5) Total fee paid:
        _______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by

     Exchange Act Rule O-11(a)(2) and identify the filing for

     which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the

     Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        _______________________________________________________

     2) Form, Schedule or Registration Statement No.:
        _______________________________________________________

     3) Filing Party:
        _______________________________________________________

     4) Date Filed:
         _______________________________________________________

                       TJ INTERNATIONAL, INC. [LOGO]

                       NOTICE OF 1999 ANNUAL MEETING
                                    AND
                              PROXY STATEMENT

                       TJ INTERNATIONAL, INC. [LOGO]



                                P.O. Box 65
                            Boise, Idaho 83707


                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD MAY 26, 1999


To our Stockholders:

      We will hold the 1999 annual meeting of stockholders of TJ
International, Inc. in the Juniper Room of the Doubletree
Riverside, 29th Street and Chinden Boulevard, Boise, Idaho, on
Wednesday, May 26, 1999 at 10:30 a.m., local time. The meeting's purpose is to:

      (1)  Elect one director for a term of three years;

      (2) Ratify the appointment of Arthur Andersen LLP as independent auditors for fiscal 1999; and

      (3) Consider any other matters which properly come before the meeting.

      Only stockholders of record at the close of business on March 29, 1999 are entitled to receive notice of and to vote at the meeting. Your proxy is being solicited by the Board of Directors.

      We have enclosed the 1998 Annual Report, including financial statements, and the Proxy Statement with this Notice of Annual
Meeting.

      YOU ARE INVITED TO ATTEND THE MEETING AND WE HOPE YOU WILL
BE ABLE TO JOIN US.   During the meeting, management will review
our recent performance. Management representatives will be available to address any questions you may have about our Company, our operations, or other issues.

      YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. Whether you plan to attend the annual meeting or not, please sign and date the enclosed proxy card and return it promptly. We have enclosed a return envelope, which requires no postage if mailed in the United States, for that purpose. By voting now, you will be certain that your vote will be counted even if you are unable to attend. If you do attend the meeting, you may vote either in person or by your proxy.

      If you have any questions, please do not hesitate to contact us.



                                              RICHARD B. DRURY
                                              Secretary and Treasurer

April 7, 1999
Boise, Idaho


                    PLEASE VOTE-YOUR VOTE IS IMPORTANT

                              PROXY STATEMENT
                                    OF
                          TJ INTERNATIONAL, INC.


                           200 E. Mallard Drive
                            Boise, Idaho 83706
                              (208) 364-3300
                 (First Mailed On or About April 7, 1999)


      The Board of Directors is soliciting proxies to be used at the 1999 annual meeting of stockholders of TJ International, Inc. to be held on Wednesday, May 26, 1999, beginning at 10:30 a.m. local time, at the Doubletree Riverside, 29th Street and Chinden Boulevard, Boise, Idaho.


                             ABOUT THE MEETING


WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

      At the meeting, you will vote on the matters outlined in the accompanying notice of meeting. The purpose of the meeting is to elect directors, ratify the appointment of independent auditors, and consider any other matters which may properly come before the meeting. In addition, management will report on our recent performance and respond to questions from our stockholders.


WHO IS ENTITLED TO VOTE?

      If you were a stockholder at the close of business on March 29, 1999, you are entitled to receive notice of the meeting and to vote the shares of common and preferred stock that you held on that date. For each share you own, you may cast one vote for the director to be elected and one vote on each other matter to be voted on. You may not cumulate votes.

      On March 29, 1999, we had 15,505,086 shares of our common stock and 1,124,848 shares of our preferred stock outstanding. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares present at the meeting.


HOW DO I VOTE?

      If you complete and properly sign the accompanying proxy card and return it to us, we will vote as you direct. You may specify on your proxy card whether your shares should be voted for the nominee for director. You may also specify whether you approve, disapprove, or abstain from the other proposal. If you attend the meeting, you may deliver your completed proxy card in person.

      IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM "FOR" THE ELECTION OF THE NOMINEE FOR DIRECTOR AS DESCRIBED UNDER "ELECTION OF DIRECTORS", AND "FOR" RATIFICATION OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT AUDITORS.

      We do not know of any other matters to be voted on at the meeting. If any other business is properly presented at the meeting, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.


CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

      Yes. Even after you have submitted your proxy, you may change your vote at any time before it is voted at the meeting. To revoke your proxy: (1) submit a signed revocation letter, dated later than the proxy, to the Secretary of the Company prior to or at the meeting; (2) submit another signed proxy, dated later than the first one; or (3) attend the meeting and vote in person or by proxy. If you attend the meeting, it will not revoke your proxy unless you specifically do one of the three things described above.

                              STOCK OWNERSHIP

      HOW MUCH COMMON STOCK DO THE LARGEST STOCKHOLDERS AS WELL AS THE OFFICERS AND DIRECTORS OWN?

      The following table shows the stock ownership, as of March 29, 1999, for (1) each person or group known by us to beneficially own more than 5% of our common stock; (2) each of the directors; (3) the executive officers named in the Executive Compensation Tables below; and, (4) all of the directors and executive officers as a group.

                                  NUMBER OF
                                  SHARES         ACQUIRABLE    PERCENT OF
NAME AND ADDRESS OF               BENEFICIALLY   WITHIN 60     CLASS OUT-
BENEFICIAL OWNER                  OWNED (2)      DAYS (3)      STANDING (4)
------------------------------------------------------------------------------

BENEFICIAL OWNERS OF MORE THAN 5%
Trimark Financial Corporation (1)  1,710,000        --            11.0%
 One First Canadian Place
 Suite 5600, P.O. Box 487
 Toronto, Ontario, Canada M5X 1E5

DIRECTORS AND NOMINEES
Thomas H. Denig                       49,877       75,346          **
Joyce A. Godwin                        3,854        3,999          **
Richard L. King                        2,200        --             **
J.L. Scott                            16,967       3,999           **
Jerre L. Stead                         2,667       3,999           **
Harold E. Thomas (2) (6)             548,549       16,666          3.5%
Steven C. Wheelwright                  5,000       3,999           **
William J. White                       5,000       3,999           **

OTHER NAMED EXECUTIVES
Robert J. Dingman                     14,831       41,246          **
Randy W. Goruk                        18,969       40,766          **
Valerie A. Heusinkveld                11,089       33,770          **
Patrick D. Smith                      15,649       25,546          **

All directors and executive
officers as a group                2,569,097      314,568         18.6%
(16 persons) (5)


      (1) The beneficial ownership information for Trimark Financial Corporation ("TFC") is taken from a Securities and Exchange Commission
Schedule 13G report, Amendment No. 2, dated February 1, 1999. Certain TFC mutual funds, which are trusts organized under the laws of Ontario, Canada, are owners of record of 1,690,000 shares of TJ International, Inc. common stock. Robert C. Krembil, a Canadian citizen and Chairman and stockholder of TFC, is also an owner of record of 20,000 shares of TJ International, Inc. common stock. Trimark Investment Management, Inc. ("TIMI"), a corporation incorporated under the laws of Canada, is the manager and trustee of the mutual funds. TIMI is qualified to act as an investment advisor and manager of the mutual funds in the province of Ontario pursuant to the registration under the Securities Act (Ontario). TFC is a corporation incorporated under the laws of Ontario, Canada. It owns 100% of the voting equity securities of TIMI. Consequently, TFC may be deemed to be the beneficial owner of the securities.

(2) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Harold E. Thomas disclaims beneficial ownership of some of the shares included in the table, as follows: 94,236 shares held in a non-profit private foundation established for charitable, religious, or educational purposes, and 100,056 shares held in trust. The table does not include 192,000 shares owned by several Thomas family trusts for the benefit of Mr. Thomas' grandchildren because the trust agreements do not permit him to exercise voting or investment power; and he disclaims beneficial ownership of these shares. Because of their relationship, however, he may influence the exercise of those powers by Mr. J. Robert Tullis, former member of the Board of Directors and Trustee of the trusts.

(3) Reflects the number of shares that could be purchased by exercise of options available on March 29, 1999 or within 60 days thereafter under our stock option plans.

(4)   Based on the number of shares outstanding on March 29, 1999.

                                    -2-


(5) The amount beneficially owned by all directors and executive officers as a group includes 1,837,958 shares held by the Trustee for our U.S. retirement plans. All of the executive officers participate in these plans; and certain of our employees administer these plans.

(6) In May 1983, our stockholders approved a stock purchase and resale agreement between us and four of our stockholders ("Stockholders"), consisting of Harold E. Thomas and his wife Phyllis S. Thomas, Arthur L. Troutner, and Katherine Troutner, Mr. Troutner's former wife. The agreement provides that, upon the death of a Stockholder, we are required to purchase (or arrange for someone else to purchase) one-half of the total number of shares of our stock owned by such Stockholder at the date of death. In addition, we have the option to purchase (or arrange for someone else to purchase) all or any part of the remaining shares of stock owned by such Stockholder. The agreement also provides that during the lifetime of the Stockholders, we have the right of first refusal with respect to voluntary or involuntary transfers of stock owned by any of the Stockholders, with certain exceptions. Any purchase price is based on average trading prices on the NASDAQ National Market for specified periods of time prior to the purchase.


WHAT IS THE PREFERRED STOCK?

      In September 1990, we issued 1,269,842 shares of $1.00 par value preferred stock at $11.8125 per share to our employee retirement plan. Each share of preferred stock has one vote and receives a preferential dividend of $1.065 each year. We may redeem the preferred stock under certain circumstances. When any person receives a payout from the plan, we first convert each share of this preferred stock into one share of our common stock. If the current stock price is below $11.8125, the preferred shares are valued at $11.8125 per share. We then have the choice to pay the participant in common stock, cash, or any combination of common stock and cash. As of March 29, 1999, 100% of the preferred stock, or 1,124,848 shares, was held by the Trustee for the retirement plan. All of our executive officers participate in the plan; and certain of our employees administer the plan.


                       ITEM 1-ELECTION OF DIRECTORS

                      DIRECTORS STANDING FOR ELECTION

      The directors are divided into three classes. At each annual meeting, the term of one class expires. Directors in each class serve three-year terms. Jerre L. Stead will conclude a three-year term at this annual meeting and has chosen not to stand for reelection. He will not be replaced at this time. Richard L. King was appointed in August 1998 to serve on the Board until this meeting. He has agreed to stand for election to a three-year term. If he should become unavailable to serve as a director due to death, disability, or any other unforeseen circumstances, the Board will designate a substitute nominee.
In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.


BOARD NOMINEE
TERM EXPIRES AT THE 2002 ANNUAL MEETING

Richard L. King (3)
Director since August, 1998

      Mr. King, 49, is the President and Chief Operating Officer of Albertson's, Inc., Boise, Idaho, (supermarkets, drug stores and combination food and drug stores) and has held that position since 1996. He was formerly the Senior Vice President / Regional Manager from 1995 to 1996, Group Vice President of Merchandising in 1994, and Vice President, Colorado from 1991 to 1994, with Albertson's. He has served in various management positions with Albertson's at the division and store levels since 1982. He is a graduate of Utah State University and the Stanford Executive Program. He also is serving as a director of Albertson's, Inc., and is on the Advisors Council to the Idaho Supreme Court.


THE BOARD RECOMMENDS THAT YOU VOTE "FOR" MR. KING AS A DIRECTOR.

CONTINUING DIRECTORS
ELECTED AT THE 1997 ANNUAL MEETING
TERMS EXPIRE AT THE 2000 ANNUAL MEETING

Joyce A. Godwin (3) (4)
Director since 1997

      Ms. Godwin, 55, retired in December 1993 as the Vice President and Secretary of Presbyterian Healthcare Services in Albuquerque, New Mexico, a position she had held since 1979. She was also Chairman and President of Southwest Business Ventures, Inc., a holding company for Presbyterian Healthcare Services' for-profit ventures, from 1986 until 1989. She is a graduate of Florida State University and has a M.A. from George Washington University. She is also a director of Public Service Company of New Mexico.


J. L. Scott (1) (3)
Director since 1980

      Mr. Scott, 69, is the former President and Chief Executive Officer of American Stores Co., in Salt Lake City, Utah, (supermarkets, drug stores and combination food and drug stores), a position he held from June 1990 to September 1992. Prior to that, he served in various senior executive positions with American Stores Co. and American Superstores, Inc. from 1987 to June 1990; as Chairman and Chief Executive Officer of J.L. Scott Enterprises, Inc., from 1980 to 1987; as Chairman and Chief Executive Officer of the Great Atlantic and Pacific Tea Company, Inc. from 1975 to 1980; and prior to 1975, as Vice Chairman and Chief Executive Officer of Albertson's Inc. He is a graduate of Albertson College of Idaho and is currently also a director of American Stores Co.


Harold E. Thomas (1)
Director since 1960

      Mr. Thomas, 72, is Co-founder and Chairman of the Board of TJ International, Inc., Boise, Idaho, and has been Chairman of the Board since 1960. He also served as President of the Company from 1960 to 1971; and as Chief Executive Officer from 1971 to 1975 and again from 1979 to 1986. He is a graduate of the University of Idaho.


William J. White (1) (2)
Director since 1994

      Mr. White, 60, is a professor at Northwestern University, Evanston, Illinois, since the beginning of 1998. He was the Chairman and Chief Executive Officer of Bell & Howell Company from February 1990 to December 1997. He also previously served as Chairman and President of Whitestar Graphics, Inc. in 1989; as Executive Vice President and Director of USG Corporation as well as President and Chief Executive Officer of its largest subsidiary, United States Gypsum, from 1984 to 1989; and as President and Chief Operating Officer of Masonite Corporation from 1981 to 1984 (when it was acquired by USG Corporation). He is a graduate of Northwestern University and Harvard Business School, and is currently also a director of Bell & Howell Company, IVEX Packaging Corporation, Reader's Digest Association, Inc., and The Chicago Stock Exchange.


CONTINUING DIRECTORS
ELECTED AT THE 1998 ANNUAL MEETING
TERMS EXPIRE AT THE 2001 ANNUAL MEETING

Thomas H. Denig (1)
Director since 1995

      Mr. Denig, 52, is the President and Chief Executive Officer of TJ International, Inc., in

Boise, Idaho, a position he has held since January 1995. He is also President and Chief Executive Officer of Trus Joist MacMillan A Limited Partnership, a joint venture between TJ International, Inc. and MacMillan Bloedel of America, since September 1991. He was President of Trus Joist Corporation, 1990 to 1991; Vice President, Eastern Operations from 1985 to 1989; and Western Division Manager from 1983 to 1985. He has been employed by the Company in a variety of sales, marketing and management roles since 1974. He was a Lieutenant in the U.S. Marine Corps from 1968 to 1971 and is a graduate of Valpariso University. He is also a director on the Trus Joist MacMillan Management Board.


Steven C. Wheelwright (2) (4)
Director since 1980

      Mr. Wheelwright, 55, is the Senior Associate Dean, Chair of the MBA Program, Graduate School of Business, Harvard University in Boston, Massachusetts, since October 1995. He is also the Edsel Bryant Ford Professor of Management, Graduate School of Business, Harvard University, and has been at Harvard since September 1988. He was formerly the Kleiner, Perkins, Caufield and Byers Professor of Management, Graduate School of Business, Stanford University in Stanford, California from 1983 to 1988; and a visiting professor, Harvard Business School from 1985 to 1986. Previously, he was a faculty member of Stanford Graduate School of Business and Harvard Graduate School of Business. He is the author and co-author of numerous cases, articles, and books in the areas of product development manufacturing strategy, operations management, and forecasting. He is a graduate of the University of Utah and has an MBA and Ph.D. from the Graduate School of Business, Stanford University. He is currently a director of Quantum Corp., Franklin-Covey Corporation, and Heartport Corporation.


(1)   Member of the Executive Committee.
(2)   Member of the Executive Compensation Committee.
(3)   Member of the Audit Committee.
(4)   Member of the Nominating and Corporate Governance Committee.


HOW ARE DIRECTORS COMPENSATED?

      CASH COMPENSATION. During 1998, each director who was not an officer received fees of $3,600 per year, with each Committee Chairman receiving an additional $3,600 per year. Both of these fees were paid in semi-annual installments of $1,800 each. Each director also received $2,000 for each Board meeting attended in person; $500 for each committee meeting attended in person on the same day as a Board meeting; and $1,000 for each committee meeting attended in person on a day other than the day of a Board meeting. Fees for any Board or committee meeting attended via telephone call are one-half the regular fees. We reimburse directors for any related expenses. Directors who are also officers of the Company, Messrs. Denig and Thomas, receive no additional compensation for service as directors.

      STOCK COMPENSATION. At our 1997 annual meeting, you approved a stock plan containing both non-statutory stock option provisions and stock award provisions for non-employee directors. This new plan replaced the previous restricted stock plan, which you had approved in 1993. The purpose of the new plan is to encourage non-employee directors to own our stock, to more closely align the financial incentives of non-employee directors with our performance and your return on investment, and to provide further incentive to outside directors to remain as directors.

      Non-employee directors receive options to purchase 3,000 shares each year of their term. The exercise price of the options is the fair market value of our common stock on the grant date. The options become exercisable in three equal annual installments beginning one year after the grant date. The options can be exercised, in whole or in part, at any time after they become exercisable. All options expire, if not exercised, ten years from the grant date.

      In addition to the stock options, non-employee directors are awarded 2,000 shares of restricted stock when first elected to the Board. A director cannot take delivery of these shares, and the shares cannot be sold or pledged for three years from the date the stock is awarded. A director vests in these shares (the shares become non-forfeitable) in three equal annual installments beginning one year after the award date. If a director stops being a non-employee director before the end of three years, the director forfeits any shares which are not yet vested. A director has the right, starting on the award date, to receive dividends and to vote the shares of common stock.

      A non-employee director who retires from service on the Board after completing at least one full term on the Board is awarded 1,000 shares of stock upon retirement if the director served on the Board for more than four but less than nine years. If the director served on the Board for nine or more years, the director is awarded 2,500 shares upon retirement.


HOW OFTEN DID THE BOARD MEET IN 1998?

      The Board met four times during 1998. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served with the exception of Mr. Stead, who is resigning from the Board at the end of his current term which expires with the May 1999 annual meeting.


WHAT WERE THE BOARD COMMITTEES IN 1998?

      The Board has Executive, Executive Compensation, Audit, and
Nominating and Corporate Governance Committees.

      EXECUTIVE COMMITTEE. This Committee exercises virtually all the powers of the Board when the Board is not in session, as permitted by law. It meets whenever needed at the request of management or at the direction of the Board. Any action taken by this Committee is reported to the full Board at its next regular meeting. This Committee did not meet in 1998. Our Chairman and President are required by our Bylaws to be on the Committee. The current members are Thomas H. Denig, J. L. Scott, Harold E.
Thomas (chairperson), and William J. White.

      EXECUTIVE COMPENSATION COMMITTEE. This Committee reviews our general compensation strategy; establishes salaries and reviews benefit programs for the Chief Executive Officer, those persons who report directly to him, and other key employees; and reviews, approves, recommends and administers our incentive compensation and stock option plans. It also is responsible for keeping abreast of compensation programs in similar businesses in order to make sure that we are competitive in the recruitment and retention of top quality employees. This Committee met twice in 1998. All members are non-employee directors. The current members are Jerre L. Stead, Steven C. Wheelwright, and William J. White (chairperson).

      AUDIT COMMITTEE. This Committee recommends appointment of the independent auditors and reviews their independence and the arrangements for and scope of their audit. It considers the adequacy of our system of internal accounting controls and reviews any proposed corrective actions. It reviews and monitors our policies relating to ethics and conflicts of interests. It discusses with management and the independent auditors our draft annual financial statements and key accounting and/or reporting matters, and reviews the activities and recommendations of our internal audit department. Our outside auditors and various top executives are generally asked by the Committee Chairman to attend the meetings as appropriate to answer questions posed by the Committee. This Committee met three times in 1998. All members are non-employee directors. The current members are Joyce A. Godwin, Richard L. King, and J. L. Scott (chairperson).

      NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. This Committee reviews, advises, and makes recommendations to the full Board regarding nominees to fill vacancies on the Board as well as the general structure, responsibilities, and functions of the Board and its committees. It will consider nominations recommended by stockholders to fill vacancies on the Board. Nominations by stockholders must be in writing, submitted on a timely basis, and directed to the Secretary of the Company. Nominations for consideration at the 2000 annual stockholders' meeting must be received by us no later than December 31, 1999. This Committee met twice in 1998. The current members are Joyce
A. Godwin, Jerre L. Stead, and Steven C. Wheelwright
(chairperson).

      During 1998, there were no Executive Compensation Committee interlocks or other comparable relationships requiring disclosure under applicable rules of the Securities and Exchange Commission.

                    COMPENSATION OF EXECUTIVE OFFICERS

      The following sections of the Proxy Statement provide information concerning the compensation we paid the Chief Executive Officer and each of the four other most highly compensated executive officers, based on salary and incentive compensation for 1998, as of the end of 1998.


                  EXECUTIVE COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION
            (How the Company Determines Executive Compensation)


WHO IS ON THE EXECUTIVE COMPENSATION COMMITTEE, AND HOW DOES IT
FUNCTION?

      Three directors who are not employed by the Company make up the Executive Compensation Committee. Our Committee meets regularly, usually in February and again in May each year, to review the performance of senior managers. We recommend to the full Board the promotion, continued service, and compensation of all officers of TJ International, Inc. and the officers of Trus Joist MacMillan a Limited Partnership ("TJM"). These officers include the five most highly paid executive officers of the Company and TJM. We call them the "Named Executives" in this report because their pay is included in tables in this Proxy Statement.


WHAT IS THE COMPANY'S PHILOSOPHY FOR EXECUTIVE COMPENSATION?

      There are three main types of compensation:

      *    Base salary.

      * Annual incentive compensation. Incentive compensation is awarded only when a year's profits meet certain levels required under the incentive compensation plan for that year.

      * Stock options. Options are granted according to the Long Term Incentive Program. The value of these grants depends on future increases in stock value.

      We believe that this three-part approach best serves the interests of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which it operates while ensuring that executive officers are compensated in a way that advances both the short-and long-term interests of stockholders. The policy aims to:

      * Link managers' goals with your interests as stockholders.

      *    Support business plans and long-term Company goals.

      *    Tie executive compensation to Company performance.

      * Encourage management to become significant owners of the Company's stock.

      *    Attract and retain talented management.

      We, the full Board, and management have adopted as a general philosophy that base salary for the officer group of the Company, including the Named Executives, should be targeted at or slightly above the midpoint (the 50th percentile) of the relevant market. The relevant market is general industry companies (excluding financial and service companies) with revenues under one billion dollars. A significant portion of an individual's pay should be "at risk". Therefore, performance-based annual incentive compensation should make up a significant portion of total compensation, be based on annual performance that builds toward an increase in stockholder value, and be targeted at the 67th to 75th percentile for superior performance. The 1996 and 1997 incentive compensation programs targeted the midpoint of the relevant market. For 1998, we targeted the incentive compensation program closer to the targeted range for superior performance and intend to continue to do this in the future.

      The stock option program is the primary form of long-term incentive compensation for both the Named Executives and other key employees. It provides an incentive not only to remain with the Company but also to make decisions which increase the value of the Company's common stock over the long-term. It relates a significant portion of long-term compensation directly to increases in stock value. In other words, if the value of the Company's stock does not increase, the stock options have no value. The retirement programs of the Company are meant to be competitive with the relevant market.

      While each of these elements also is reviewed separately, we consider the total compensation package, including the Company's profit sharing and ESOP plan, as well as insurance and other benefits, in addition to the more direct forms of compensation. The companies considered for the relevant market used for compensation purposes generally are not the same companies that comprise the published industry indexes in the Performance Graphs included in this proxy statement. We believe that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in the published industry indexes used to compare stockholder returns.

      BASE SALARY. Base salaries for individual executive officers are based upon recommendations by the Chief Executive
Officer, taking into account the following factors:

      * Complexity and potential impact of operations managed by the officer.

      * Salary levels and size of any adjustments being recommended for other officers and for the non-officer employee group.

      *    Relevant salary survey information.

      * Profitability of the operations managed by the officer and of the Company as a whole.

      * The impact the specific individual has had on the profitability of the Company.

      * Non-financial performance measures. These may include increases in market share, improvements in customer satisfaction, manufacturing productivity gains, and improvement in product quality.

      We review salary level recommendations of the Named Executives once each year, with any adjustments normally made effective June 1st of each year. We may perform additional reviews of salary levels for specific individuals during the year in exceptional cases such as promotions and appointment and/or evaluation of new officers. We periodically hire professional salary consultants to evaluate the Company's executive compensation programs compared with the relevant market. We consider the recommendations of the consultants to be relevant background information. No single factor mentioned above is specifically more important than the others, but rather, they are considered in total. On this basis, the Named Executives received salary increases in 1998 as reflected in the Summary Compensation table on page 13.

      ANNUAL INCENTIVE COMPENSATION. Annual incentive compensation programs are linked to business objectives and financial targets for the Company. For 1998, 100% of the bonuses for Named Executives were based on the pre-tax return on capital employed (PROCE). The PROCE percentage indicates how well the Company performed in generating operating income given the operating capital (excludes cash and marketable securities) employed in the process. There was also a discretionary pool available that amounted to a total of 15% of the aggregate targeted officer incentive compensation based on year-end annualized salaries and target percentages. This pool could be used to compensate where the formula incentive compensation did not appropriately reflect individual performance.

      For 1998, the Company's PROCE met the guidelines for a payout. Discretionary amounts were not granted to any of the Named Executives. The bonus amounts indicated for 1998 in the Summary Compensation table on page 13 represent the formula awards.

      STOCK OPTIONS AND THE LONG TERM INCENTIVE PROGRAM. We believe that stock ownership by management and employees is a major incentive in building stockholder value and aligning the interest of employees with those of the stockholders. As a result, options are granted to individuals much deeper in the organization than is typical in the industry. Other equity incentives, primarily in the form of discounted matching stock purchase programs, are available to employees who do not participate in the stock option program. Stock options are granted from stock option plans approved by stockholders. Generally, stock option grants are in the form of nonstatutory options.

      During the latter half of 1996, we helped management develop a new Long Term Incentive Program (the "LTIP"). The primary reason for the new program was to link managers' goals and a significant portion of their compensation directly to your interests as stockholders. There are two core elements of this program:

      * Stock ownership by managers. Senior managers, including the Named Executives, are encouraged to own at least a minimum amount of the Company's stock to ensure that senior managers have a significant personal financial stake in the future of the Company. Mr. Denig has an ownership guideline of two times his base salary, while all other participants have a guideline of one times base salary. These guideline amounts increase to 2.5 for Mr. Denig and 1.5 for all other participants at the end of 1999. We review the guideline amounts regularly to make sure they are set at appropriate levels. If an eligible manager does not meet the minimum ownership guideline, no additional stock options will be granted to that manager until the guideline is achieved. As a transition into the new program, eligible managers were given the opportunity to buy the number of shares equal to their individual ownership guideline amount from the Company at market price, with a long-term, interest-bearing, 9-year, recourse loan from the Company. Loans in the amounts indicated on page 13 were provided to executive officers.

      * Annual grants of nonstatutory options with an exercise price equal to the fair market value of Company stock on the date of grant ("FMV options"). The purpose in using FMV options is to reward participants for contributions to the Company's long-term success, measured primarily by increased stockholder value. These options encourage management to look for opportunities to increase the value of the Company's common stock, which will benefit all stockholders. The new FMV options are exercisable 33 1/3% after one year, 66 2/3% after two years, and 100% after three years. Any unexercised options expire 10 years after the date of grant.

      When the LTIP was approved in December 1996, eligible managers who were subject to and met the ownership guidelines received a final, one-time grant of $1.00 per share discounted options equal to one-half their ownership guideline and FMV options equal to two and one-half times their ownership guideline. Because of the December 1996 grants, we did not grant any additional options to senior managers in 1997. In 1998, we granted FMV options to senior managers in amounts consistent with the LTIP and anticipate granting additional options to senior managers on an annual basis. In the future, only FMV options will be granted, except in rare circumstances, such as the hiring of a new senior manager or to recognize extraordinary individual performance. The ultimate value of these options depends on the future growth and price of the Company's stock.

      If the employee ceases to be employed by the Company, all unexercised options, whether exercisable or not, are generally forfeited. However, the Board can accelerated the exercisability of stock options which have been outstanding at least three years at the time a manager stops being employed if the termination is a result of retirement at age fifty-five or older, death or permanent or total disability, or is involuntary but not for cause. The rate of acceleration is 100% of the eligible unvested options if the termination is a result of retirement at age fifty-five or older. The rate is 3% for each year of service for that employee in all other qualified terminations. In other words, the Board could allow a 20-year employee terminating prior to age fifty-five to exercise 60% of the otherwise unvested options that have been outstanding at least three years.

      We consider the number of options granted in prior years to a particular individual, including the Named Executives, and the current stock price, as well as the Company's compensation philosophy described earlier when determining the size of current year option grants to that individual.

HOW IS THE COMPANY'S CHIEF EXECUTIVE OFFICER COMPENSATED?

      With respect to the base salary granted to Mr. Denig effective June 1, 1998, we compared the base salaries of chief executive officers of other appropriate companies, reviewed the profitability of the Company's engineered lumber business, and assessed Mr. Denig's individual performance. No single factor was more important than the others. We concluded that an increase for Mr. Denig was appropriate in order to bring his base salary to the midpoint of the relevant market, in accordance with the Company's philosophy. As a result, Mr. Denig was given a base salary of $425,000 effective June 1, 1998, an increase of 6.25% over his base salary of $400,000 effective June 1, 1997. Mr. Denig's annual bonus for 1998 was based on the application of the PROCE formula mentioned earlier. As a result, he was awarded a bonus equal to 51.5% of his year-end salary or $218,872. As indicated earlier, FMV stock options were granted to Mr. Denig and the other Named Executives in 1998 in amounts consistent with the LTIP, with Mr. Denig receiving 35,000 options.


WHAT IS THE COMPANY'S SEVERANCE POLICY?

      We determine the terms and conditions of any severance arrangements with the Company's executive officers and key management personnel on a case-by-case basis. We take into account the officer's tenure with the Company and his or her responsibilities, duties and contribution to the business and operations of the Company.


WHAT WOULD HAPPEN IF THERE WAS A CHANGE OF CONTROL OF THE
COMPANY?

      During 1997, we and the full Board determined that appropriate steps should be taken so the Board could expect to receive and rely on loyal service and high standards of duty from executive officers and key employees regarding the best interests of the Company and its stockholders in the event the Company was involved in an extraordinary transaction involving the possible sale or other disposition of all or a significant portion of the Company. These types of extraordinary transactions can be distracting and create significant personal uncertainties and risks, and can disrupt the availability of continued service from executives and key employees. As a result, the Company has entered into change of control employment agreements with each of the Named Executives and with the other key employees included in the LTIP.

      The change of control employment agreements provide for severance benefits only if both (1) a Change of Control (as defined in the agreement) of the Company occurs and (2) the executive's employment is terminated under certain circumstances set forth in the agreement. These agreements have three-year terms, which terms extend for one year upon each anniversary unless a notice not to extend is given by the Company. If a Change of Control occurs during the term of an agreement, then the agreements become operative for a fixed three-year period. The agreements provide generally that the executive's terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the three-year period after a Change of Control. If the Company terminates the executive's employment (other than for cause, death or disability) or if the executive terminates for good reason during the three-year period after a Change of Control (or upon certain terminations prior to a Change of Control or in connection with or in anticipation of a Change of Control), the executive generally is entitled to receive the following: (1) three times (a) the executive's annual base salary plus (b) the executive's annual bonus (as determined in the agreements), (2) unpaid deferred compensation and vacation pay, and (3) welfare benefits for three years. If the executive terminates employment for any reason during the 30-day period following the first anniversary of the Change of Control, the executive generally is entitled to receive the following: (1) two times (a) the executive's annual base salary plus (b) the executive's annual bonus (as determined in the agreements), (2) unpaid deferred compensation and vacation pay, and (3) welfare benefits for two years. In addition, in each case, the executive is entitled to receive an additional payment, if any, in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code of 1986, as amended.

HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON
DEDUCTIBILITY OF COMPENSATION?

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the Named Executives, unless the compensation is performance-based. We have carefully considered the impact of this tax code provision on the Company's incentive plans, and believe that, because of the current and projected levels of compensation, the limits of Section 162(m) will not apply to the compensation paid the Company's Named Executives in 1998 or in the near future. However, if the limits of Section 162(m) do apply in the future, we expect to consider the net cost to the Company in making all compensation decisions.


CONCLUSION

      Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock price appreciation. We intend to continue the policy of linking executive compensation to corporate performance and returns to stockholders. We know, however, that the cyclicality of the business may from time to time result in compensation for its senior managers being above or below its general target ranges during any one year.


Executive Compensation Committee

William J. White, Chairman
Jerre L. Stead
Steven C. Wheelwright

                            PERFORMANCE GRAPHS

      The following graph is a comparison of the five year cumulative total return (assuming reinvestment of dividends) for the Company, the Value Line Building Materials Industry Group, the Standard and Poor's 500 Index, and the Russell 2000 Index. This chart assumes $100 invested at the close of trading on the last trading day of 1993.

[graphic omitted]

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           TJ INTERNATIONAL       BUILDING    S&P 500    RUSSELL 2000
                                  MATERIALS   INDEX

1993           $ 100.00           $ 100.00    $ 100.00     $ 100.00
1994              59.34              94.29      101.60        98.02
1995              62.59             123.15      139.71       125.89
1996              79.64             143.30      172.18       146.59
1997              85.59             172.84      229.65       179.13
1998              89.59             182.14      294.87       174.23


      The following graph is a comparison of the ten year cumulative total return (assuming reinvestment of dividends) for the Company, the Value Line Building Materials Industry Group, the Standard and Poor's 500 Index, and the Russell 2000 Index. This chart assumes $100 invested at the close of trading on the last trading day of 1988.

[graphic omitted]

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           TJ INTERNATIONAL       BUILDING    S&P 500    RUSSELL 2000
                                  MATERIALS   INDEX

1988           $ 100.00           $ 100.00    $ 100.00     $ 100.00
1989             120.00             120.00      120.00       120.00
1990              94.98             106.03      116.20        94.98
1991             119.58             128.47      151.69       119.58
1992             116.60             135.14      163.51       116.60
1993             316.89             174.03      180.01       138.65
1994             188.04             164.09      182.89       135.91
1995             198.34             214.32      251.49       174.55
1996             252.37             249.38      309.94       203.25
1997             271.23             300.79      413.39       248.37
1998             283.90             316.97      530.79       241.57


                       EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION
                                        Annual Compensation (3)
                                  -----------------------------------------
Name and
Principal Position                Year         Salary (1)         Bonus
------------------------------    -----       ------------     ------------

Thomas H. Denig                   1998          $ 432,697        $ 218,875
President and CEO                 1997            359,686          285,340
                                  1996            290,729          127,457

Robert J. Dingman                 1998            225,587           79,310
Senior Vice President, TJM        1997            204,668          114,188
                                  1996            186,266           71,138

Randy W. Goruk                    1998            232,060           81,776
Senior Vice President, TJM        1997            209,872          116,860
                                  1996            189,139           60,802

Valerie A. Heusinkveld            1998            215,232           75,705
Vice President, Finance and       1997            194,270          109,230
Chief Finance Officer             1996            176,472           56,842

Patrick D. Smith                  1998            234,210           82,540
Senior Vice President, TJM        1997            211,039          122,858
                                  1996            190,411           61,612



                                                         Long Term
                                                      Compensation (4)
                                              -----------------------------
                                              Options
Name and                                      Granted          All Other
Principal Position                            (number)         Comp (2)
---------------------------                   ---------        ------------
Thomas H. Denig                                 35,000            65,837
President and CEO                                    0            47,696
                                               105,000            26,872

Robert J. Dingman                               12,000            31,150
Senior Vice President, TJM                           0            26,697
                                                34,500            16,063

Randy W. Goruk                                  12,000            31,989
Senior Vice President, TJM                           0            26,214
                                                34,500            16,805

Valerie A. Heusinkveld                          12,000            29,766
Vice President, Finance and                          0            24,272
Chief Finance Officer                           34,500            15,864

Patrick D. Smith                                12,000            32,736
Senior Vice President, TJM                           0            26,450
                                                34,500            18,344

(1) Includes compensation reduction amounts that we contribute to the Profit Sharing Plan for the benefit of the Named Executive and cash profit sharing distributions.

(2) Includes contributions that we make to defined contribution retirement plans, other than compensation reduction amounts described in note (1). The amounts reported in each year in this column represent the contributions that became vested during such fiscal year without regard to the year in which the contributions were made.

(3) Columns for "Other Annual Compensation", "Restricted Stock Award(s)", "Securities Underlying Options SARs", and "LTIP Payouts" are excluded because we had no such compensation items or amounts. We make available no special fringe benefits, other than stock options, to executive officers that are not made available to all full-time employees. As a matter of philosophy, we do not provide company cars, subsidized travel, club memberships, or like perquisites to our executive officer group.

(4) As described in the Executive Compensation Committee Report included in this proxy statement beginning on page 7, as part of the LTIP, the Board set stock ownership guidelines for certain key employees, including the Named Executives. Each participant was given the right to purchase shares of our common stock directly from us at the prevailing market price at the time of the purchase. We agreed, at the election of each participant, to lend a portion of the purchase price of the shares purchased through full recourse, interest bearing loans to the participant. In January 1997, we made loans to the executive officers in the amounts shown, which in each case is the largest amount outstanding since December 31, 1996, and is the amount of principal, exclusive of accruing but unpaid interest, outstanding on March 29, 1999: Thomas H. Denig, $106,875; Robert J. Dingman, $213,750; Valerie
      A. Heusinkveld, $213,750; Patrick D. Smith, $213,750; Floyd J. Juday, $128,250; Jody B. Olson, $128,250; James H. Ware, $128,250; and Richard
      B. Drury, $106,875. The loans mature in a lump sum on December 31, 2005, and interest accrues each year at a variable rate equal to the "applicable federal rate" (the "AFR") for January of that year. Because the purchase price of the stock was the prevailing market price, and the interest rate on the loans is the AFR, we do not impute any income to the participants from the loans.

OPTION GRANTS DURING 1998
                                              Individual Grants
                                  ------------------------------------------
                                                   % of Total
                                   Options         Options     Exercise
Name                              Granted (1)      Granted     Price (1)
-------------------------------   -----------      ----------  ------------
Thomas H. Denig                     35,000           11.4%      $ 27.625
Robert J. Dingman                   12,000            3.9%        27.625
Randy W. Goruk                      12,000            3.9%        27.625
Valerie A. Heusinkveld              12,000            3.9%        27.625
Patrick D. Smith                    12,000            3.9%        27.625

Executive Officers as a Group      108,000           35.3%        27.625
All Other Employees                198,000           64.7%        27.625



                                              Expiration       Grant Date
Name                                             Date          Value (2)
-------------------------------               ----------       ----------

Thomas H. Denig                                 5-27-08        $  447,300
Robert J. Dingman                               5-27-08           153,360
Randy W. Goruk                                  5-27-08           153,360
Valerie A. Heusinkveld                          5-27-08           153,360
Patrick D. Smith                                5-27-08           153,360

Executive Officers as a Group                   5-27-08         1,380,240
All Other Employees                             5-27-08         2,530,440

(1) The options vest 33 1/3% after one year, 66 2/3% after two years and 100% after three years. All unexercised options expire 10 years after grant date. If an optionee stops being employed by the Company, all options, whether exercisable or not, are immediately forfeited, with certain exceptions. These exceptions are described in the Executive Compensation Committee Report.

(2) The grant date value is determined by the modified Black-Scholes option pricing model. We used the following assumptions: grant date market value per share-$27.625; option price per share-$27.625; annual stock volatility-.32; risk-free rate of return-6.5%; dividend yield-$.22 per year; and, vesting adjustment-94% based on the term and vesting schedule described in note (1) above. We do not believe that any model can accurately determine the future value of an option because that value depends on future unpredictable factors. The future values realized may vary significantly from the values estimated by this or any other model. Please note that the ultimate value of the options, as well as your shares, depends on actual future share values. Market conditions and the efforts of the directors, the officers and others to foster the future success of the Company can influence those future share values.


AGGREGATED OPTION EXERCISES IN FISCAL 1998
AND FISCAL 1998 YEAR-END OPTION VALUES
                                              Number of          Value of
                                              Unexercised      Unexercised
                                              Options at        Options at
                                              Year End         Year End (2)
                 Shares            Value
                 Acquired on      Realized    Exercisable/     Exercisable/
Name             Exercise           (1)       Unexercisable   Unexercisable
--------------   ------------     ---------   -------------   -------------

Thomas H. Denig     24,040        $ 595,210       52,400        $  276,075
                                                 114,960         1,470,515

Robert J. Dingman      720           20,520       32,866           478,508
                                                  39,434           510,168

Randy W. Goruk         960           27,750       31,366           403,883
                                                  40,154           528,303

Valerie A. Heusinkveld   0                0       26,146           308,949
                                                  39,134           502,162

Patrick D. Smith     7,100          137,270       18,666           104,487
                                                  36,374           432,945

(1) Value realized is the market value on date of exercise less exercise price. These amounts are subject to federal and state income taxation.

(2) Value of unexercised options at year end represents market value at year end less exercise price. It does not consider the volatility of the underlying stock, the vesting schedule of the options, or the risk of forfeiture.

            ITEM 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT
                                 AUDITORS

      Upon the recommendation of its Audit Committee, the Board has reappointed Arthur Andersen LLP as independent auditors for 1999. The Board is asking that you approve this reappointment.

      Arthur Andersen LLP has served as our independent auditors since 1972, the year we first registered with the Securities and Exchange Commission. Services provided by Arthur Andersen LLP in 1998 to us and our subsidiaries and partnership included the examination of our consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission, examination of the annual financial statements for our employee deferred benefit plans, and consultations on various tax and information service matters.

      The Audit Committee of the Board has reviewed the audit and non-audit professional services provided to us by Arthur Andersen
LLP and has determined that the performance of the non-audit services has not and would not adversely affect the audit independence of Arthur Andersen LLP.

      In the event this proposal is defeated, the adverse vote will be considered as a direction to the Board to select other auditors for the year 2000. However, because of the difficulty and expense of making any substitution of auditors after the beginning of a year, the appointment for 1999 will be permitted to stand unless the Board finds other reasons for making a change. Your approval of the appointment of Arthur Andersen LLP as independent auditors requires the affirmative vote of the holders of a majority of the shares of our common stock present at the meeting, in person or by proxy, and entitled to vote. In determining whether the proposal has received the required number of "YES" votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

      We expect representatives of Arthur Andersen LLP to attend the meeting, respond to appropriate questions and be given an opportunity to speak.

      THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S
INDEPENDENT AUDITORS FOR
1999.

                               OTHER MATTERS

      The Board of Directors knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

      SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING. For business to be considered at an annual or any special meeting or to be included in the proxy statement, you must timely submit proposals in addition to meeting other legal requirements for inclusion. If you have business for possible consideration at the 2000 annual meeting, we must receive proper notice from you no later than December 31, 1999, as prescribed in Section 3.12 of our Bylaws. If you wish to submit a proposal, pursuant to Rule 14a-8 under the Exchange Act, for possible inclusion in our proxy statement for the 2000 annual meeting, it must be received no later than January 20, 2000. Direct any proposals, as well as any related questions, to the undersigned.

      PROXY SOLICITATION COSTS. Beacon Hill Partners, Inc. will help us solicit proxies at a cost of $2,000 plus their expenses. Our employees may also solicit proxies for no additional compensation. We will reimburse banks, brokers, custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

                                  By order of the Board of Directors,



                                  Richard B. Drury
                                  Corporate Secretary and Treasurer

April 7, 1999
                                   -15-

                     TJ INTERNATIONAL, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY
26, 1999

The undersigned hereby appoints HAROLD E. THOMAS and THOMAS H. DENIG, and each of them, as Proxyholders, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated, all the shares of common stock of the Company held of record by the undersigned on March 29, 1999, at the annual meeting of stockholders to be held on May 26, 1999, or any adjournment thereof.

For participants in the Company's retirement plans, this proxy card will constitute voting instructions to the Trustee under the plans. THESE INSTRUCTIONS WILL BE FOLLOWED AS DIRECTED, BUT IF NO DIRECTION IS GIVEN, THE TRUSTEE IS INSTRUCTED TO VOTE FOR PROPOSALS SET FORTH IN ITEMS 1 AND 2. SHARES HELD BY THE PLANS FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE WILL BE VOTED IN THE SAME PROPORTION AS VOTES ACTUALLY CAST BY PLAN PARTICIPANTS.

To follow the Board of Directors' recommendations, simply sign on the reverse side; no box need be checked.

                          YOUR VOTE IS IMPORTANT.
      PLEASE SIGN, DATE AND RETURN THIS PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

         (Please sign and date on the reverse side)

                                                    SEE REVERSE
                                                     SIDE

                   *  FOLD AND DETACH HERE  *

                 ANNUAL MEETING OF STOCKHOLDERS

                  TJ INTERNATIONAL, INC. [LOGO]

                            Wednesday
                          May 26, 1999
                           10:30 a.m.

                          Juniper Room
                      Doubletree Riverside
                29th Street and Chinden Boulevard
                          Boise, Idaho

                    WE INVITE YOU TO JOIN US.

                     YOUR VOTE IS IMPORTANT

        PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND
           PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE

                 Please mark your
                 votes as in this
                 example.


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominee named herein and FOR Proposal 2.

The Board of Directors recommends a vote FOR the nominee and FOR
Proposal 2.

1.    Election of Directors                   FOR   WITHHELD

Nominees         Term Expiring

Richard L. King        2002


For, except vote withheld from the
following nominee:

-------------------------------------


2.    Ratification of Arthur Andersen         FOR   AGAINST    ABSTAIN
LLP as independent auditors.

3.    In accordance with their discretion
upon such other matters as may properly
come before the meeting and any
adjournments thereof.


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The undersigned acknowledges receipt of the accompanying Notice of Meeting and Proxy Statement for the 1999 Annual Meeting of Stockholders.


------------------------------------

------------------------------------
  SIGNATURE (S)             DATE


                   *  FOLD AND DETACH HERE *

                   TJ INTERNATIONAL, INC. [LOGO]

                 ANNUAL MEETING OF STOCKHOLDERS